POWER OF ATTORNEY

      I, the undersigned, hereby constitute and appoint A. Ventresca, my true and lawful attorney for me and in my name to sign or certify and file, or cause to be filed, with the appropriate authority any and all reports or profiles, in paper format or electronic format, relating to my ownership, direction, control or trading in the securities of Nortel Networks
Corporation (hereinafter referred to as the Corporation) and/or any of the Corporations
subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider, which are required to be filed pursuant to the provisions of the
Canada Business Corporations Act, the Securities Act (Ontario) or similar legislation of all or any of the provinces of Canada, and the regulations made pursuant thereto, the
Securities Exchange Act of 1934 of the United States of America, and regulations and rules made pursuant thereto, and/or the laws, regulations and rules of any other jurisdictions in which such reports or profiles must be filed, as a consequence of my being, or being deemed to be, an insider of the Corporation and/or any of the Corporation's subsidiaries, affiliates, associates, and/or any company of which any of the foregoing
corporations is an insider.   I hereby revoke any power of attorney heretofore made in this regard.  This power of attorney shall remain effective until revoked in writing.
  Toronto   Ontario
DATED at
 (City/Town) (State/Province)
 14th    December, 2011
This  day of   .
 (day)  (month  year)

  /s/ Allan Bifield
  Signature

  Allan Bifield
  (Please print full name)
WITNESS:        /s/ Sarah Bifield
 Signature

        Sarah Elizabeth Bifield
 (Please print full name)